Exhibit 10.5

GLOBAL AMENDMENT TO CERTAIN
RESTRICTED STOCK AWARD AGREEMENTS
UNDER THE
AMENDED AND RESTATED WARWICK VALLEY TELEPHONE COMPANY

2008 LONG-TERM INCENTIVE PLAN

This Amendment (this “Amendment”) is dated as of August 24, 2015 (the “Effective Date”).

WHEREAS, Alteva, Inc. (the “Company”) is a party certain Restricted Stock Award Agreements (the “Agreements”) with directors of the Company (the “Participants”) under the Amended and Restated Warwick Valley Telephone Company 2008 Long-Term Incentive Plan, as amended (the “Plan”), pursuant to which the Participants are entitled to certain Shares (as defined in the Plan, the number of which are specified in the Agreements) subject to certain vesting restrictions, conditions, and other terms specified in the Agreement;

WHEREAS, the Company has determined that it is desirable and in the best interest of the parties to accelerate the vesting restrictions in the Agreements (among other reasons, to retain the continued service of the Participants) and to amend such Agreement to provide for the payment of fees or legal expenses in connection with the amendment of the Agreement.

NOW, THEREFORE, for valuable consideration and intending to be bound by the provisions of this Agreement, the parties agree as follows:

1.                                      Effective as of the Effective Date, Section 1(b) of each of the Agreements is amended to add the following provision at the end thereof:

Notwithstanding anything else in this Agreement or the Plan to the contrary, the restrictions on transfer set forth in Section 1(c) shall lapse and the Shares represented by this Agreement shall vest on the close of business on the Effective Date.

2.                                      Effective as of the Effective Date, a new Section 4(i) is added to each of the Agreements to read as follows:

(i)                                     Fees and Expenses.  The Company shall pay all reasonable legal fees and related expenses incurred by the Participant in connection with this Agreement following a Change in Control of the Company, including, without limitation, all such fees and expenses, if any, incurred in connection with the Participant seeking to obtain or enforce his or her rights or benefits provided by the Agreement (including rights or benefits provided by the Amendment thereto dated as of August 24 2015).  The payment of such fees and expenses shall be made to the Participant as they are incurred, but in no event shall they be paid later than five (5) business days after the presentation by Participant of an invoice therefor.  To the extent required by Section 409A, each reimbursement provided under this Agreement shall be provided in accordance with the following: (i) the amount of expenses eligible for reimbursement during each calendar year cannot affect the expenses eligible for reimbursement in any other calendar year; (ii) any reimbursement of an eligible expense shall be paid to the Participant on or before the last day of the calendar year following the calendar year in which the expense was incurred; and (iii) any right to reimbursements under this Agreement shall not be subject to liquidation or exchange for another benefit.

3.                                      For the avoidance of doubt, in the event that a Participant also serves as an executive officer of the Company, this Amendment shall be effective only with respect to those grants that were made in respect to such Participant’s service as a director, and not grants made in respect of such Participant’s service as an executive officer.

4.                                      A copy of this Amendment shall be provided by the Company to each Participant. To the fullest extent permitted by the Plan and/or applicable law, each Participant shall be deemed to have accepted this Amendment without any further action on such Participant’s part. Notwithstanding the foregoing, a Participant may consent by countersigning a counterpart signature page to this Amendment. This Amendment may be executed in any number of counterparts (which may be effectively delivered by facsimile or other electronic means), any one of which need not contain the signatures of more than one party, but all of such counterparts together shall constitute one agreement.

signature page follows

This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law

Alteva, Inc.

By:
Name:
Title:

Consented to and
agreed as of the Effective Date:

Participant:

(signature)

(print or type name)